UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2022

SOLENO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

203 Redwood Shores Pkwy, Suite 500

Redwood City, CA 94065

(Address of principal executive offices)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.001 par value	SLNO	NASDAQ

Item 2.02 Results of Operations and Financial Condition

On March 28, 2022, Soleno Therapeutics, Inc. (the “Company”) filed a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) with the Securities and Exchange Commission (the “SEC”) relating to a proposed public offering (the “Offering”) of the Company’s common stock and, for certain investors, in lieu of common stock, pre-funded warrants to purchase shares of the Company’s common stock. Each share of common stock or pre-funded warrant is being sold together with one immediately exercisable common warrant to purchase one share of common stock. All securities issued in the Offering (including the shares of common stock issuable from time to time upon exercise of the pre-funded warrants and the common warrants) are being offered and issued pursuant to a shelf registration statement filed on Form S-3 (File No. 333- 252108) with the SEC, which was declared effective February 9, 2021. The Company included the following disclosure in the Preliminary Prospectus Supplement (the “Preliminary Estimates”) under the heading “Recent Developments”:

“We have not commenced commercialization of DCCR, our current sole novel therapeutic product, and accordingly, through December 31, 2021, have generated no revenue from operations. We had a net loss of $30.9 million during the year ended December 31, 2021 and an accumulated deficit of $213.4 million as of December 31, 2021 as a result of having incurred losses since our inception. We had $21.3 million in cash and cash equivalents and $14.4 million of working capital as of December 31, 2021, used $27.8 million of cash in operating activities during the year ended December 31, 2021 and expect to continue incurring losses for the foreseeable future.”

The Preliminary Estimates are not final or a comprehensive statement of our financial results for the year ended December 31, 2021. We caution that our final results for the year ended December 31, 2021 that we will file with the SEC could vary significantly from these Preliminary Estimates as a result of the completion of our customary year-end closing, review and audit procedures and other developments arising between now and the time that our financial results for the year ended December 31, 2021 are finalized. The Preliminary Estimates should not be viewed as a substitute for complete financial statements prepared in accordance with generally accepted accounting principles in the United States of America and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not place undue reliance on the Preliminary Estimates.

Item 8.01 Other Events.

On March 28, 2022, the Company issued a press release announcing the commencement of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K, including the exhibits hereto, shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, which is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Soleno Therapeutics, Inc. dated March 28, 2022.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLENO THERAPEUTICS, INC.

Date: March 28, 2022
	By:	/s/ Anish Bhatnagar
Anish Bhatnagar
Chief Executive Officer